Consent of Independent Auditors

      We consent to the incorporation by reference of our report dated November 11, 2000 with respect to the financial statements of CDX.com Incorporated (formerly CDX Corporation) for the period ended June 30, 2000 and 1999 included in this Current Report (Form S8).

                                    Cayer Prescott Clune Chatellier, LLP




Providence, Rhode Island
January 11, 2001